Exhibit 99.1

[LOGO]	NEWS RELEASE
FARGO Electronics, Inc.
6533 Flying Cloud Drive
Eden Prairie, Minnesota 55344 USA
FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
April 22, 2003	Paul Stephenson
952-941-9470, ext. 142
E-mail: Paul.Stephenson@fargo.com

Fargo Electronics, Inc. Reports First Quarter 2003 Results

MINNEAPOLIS (April 22, 2003) — Fargo Electronics, Inc. (NASDAQ: FRGO) today reported net sales for the first quarter ended March 31, 2003, of $15,479,000, compared with sales of $15,021,000 in the first quarter of 2002.  Net income for the first quarter of 2003 was $1,315,000, or 10 cents per share (diluted) compared with $714,000, or 6 cents per share (diluted) in the same period last year.

Operating income for the first quarter of 2003 was $1,950,000, or 13% of sales, compared with $1,173,000, or 8% of sales, in 2002.  Results in 2002 included $538,000 of expenses related to the proposed acquisition of Fargo by another company, which was terminated in March 2002.

"Our first quarter met our expectations as we improved revenues, operating profit and earnings per share over the same quarter last year," said Gary R. Holland, Fargo's president and CEO.  "Global economic conditions make the short-term selling environment challenging.  With slow spending in the information technology and security sectors, we are seeing increasingly aggressive price competition in our sector.  Longer term, we continue to see good prospects for growth and profits, particularly in government-related investments in large identification card projects.

"During the quarter, Fargo continued its emphasis on being the best at building innovative identification card personalization systems.  In March, we began shipping our net CardJet™ inkjet printer, which is the first time this technology has been used in a desktop identification card printer.  We expanded our HDP800 Series with the addition of the HDP825 Card Printer/Encoder, the HDP825-LC Laminating Card Printer/Encoder and a field-upgradeable Card Lamination Module.  We also added to our DTC500 Series with the introduction of the DTC515-LC Laminating Card Printer/Encoder and the introduction of a field-upgradeable Card Lamination Module.  These new innovative products provide new features and versatility to our product range and strengthen our product offering for our customers."

During the quarter, HID Corporation, the largest manufacturer of contactless access control readers and cards for the security industry, and On Track Innovations Ltd, a leader in contactless microprocessor-based smart card solutions, joined the Fargo Technology Alliance (FTA).  The FTA is a global technology group that promotes effective, advanced smart card solutions.  A total of 31 FTA members work with Fargo resellers on smart card projects around the world.

In addition, this year Fargo has received 5 new U.S. patents and now holds 44 U.S. patents with approximately 80 patent applications pending, a further reflection of its focus on innovative product development.

Fargo also announced its earnings per share estimate for the second quarter.  For the second quarter, the Company estimates earnings per share will be in the range of 11 to 15 cents.  For the full year 2003, the Company estimates earnings per share in the range of 62 to 74 cents per share.

Forward-looking Statements

Statements made in this release concerning the company's expectations about future results or events, including without limitation the statements regarding the company's financial estimates for 2003, are "forward-looking statements".  Such statements are subject to the safe harbor created by the Private Securities Reform Act of 1995, and are necessarily subject to risks and uncertainties.  Actual results may differ materially from those reflected in these forward-looking statements.  These statements are based on current expectations, forecasts and assumptions, and are subject to the risks and uncertainties inherent in general industry and market conditions, general domestic and international economic conditions, and other factors.  These risks and uncertainties include: product acceptance and customer demand for Fargo's card personalization systems and proprietary supplies; actions taken and alternative products marketed by Fargo's competitors; supplier relationships, including reliance on sole and single-source suppliers; manufacturing or design defects that we may discover after shipment; lack of inventories of component parts or finished goods; our focus on the identification card personalization market; continuing technological changes in our industry; our dependence on a distribution network; domestic and international regulations and standards; our dependence on international sales; material changes in orders placed by large end users; challenges in effectively managing growth; our dependence on technologies we do not own; complex design and manufacturing delays; protecting and enforcing intellectual property rights; inadequate protection against infringement claims; adverse economic and business conditions, including conditions resulting from the terrorist attack on the U.S. on September 11, 2001, and the resulting hostilities and the war with Iraq commenced in March 2003.  For more detail, see the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

About Fargo

Fargo is the world's leader in innovative technologies for desktop plastic card personalization systems.  Based in Eden Prairie, Minnesota, Fargo is the only manufacturer to offer three distinct technologies in printing systems — High Definition Printing™ (reverse image), traditional Direct-to-Card™ printing (dye-sublimation), and CardJet Printing Technology (inkjet) — to personalize plastic identification cards, complete with digital images and text, lamination, and electronically encoded information.

Personalized identification cards provide physical, information, and transaction security for a wide variety of applications including Corporations, National IDs, Drivers' Licenses, Universities, Schools, Government Installations, Transportation, Casinos, Healthcare Facilities, E-commerce, Retail Stores, Correctional Institutions, Associations, Sports Events and Recreation Sites.  More than 70,000 Fargo systems have been sold in the U.S. and in over 80 other countries.  For more information, visit Fargo's Web site at http://www.fargo.com.

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FARGO ELECTRONICS, INC.

CONDENSED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$3,978	$2,511
Accounts receivable, net	7,477	9,142
Inventories	6,248	5,321
Prepaid expenses	396	252
Deferred income taxes	3,178	3,178

Total current assets	21,277	20,404

Equipment and leasehold improvements, net	1,419	1,494

Deferred income taxes	21,520	22,068
Other	40	43

Total assets	$44,256	$44,009

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$6,565	$7,696

Total current liabilities	6,565	7,696

Commitments and contingencies

Stockholders' equity:
Common stock, $.01 par value; 50,000 shares authorized, 12,371 and 12,351 shares issued and outstanding at March 31, 2003, and December 31, 2002, respectively	124	124
Additional paid-in capital	148,565	148,509
Accumulated deficit	(110,989)	(112,304)
Deferred compensation	(9)	(16)

Total stockholders' equity	37,691	36,313

Total liabilities and stockholders' equity	$44,256	$44,009

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002

Net sales	$15,479	$15,021

Cost of sales	9,289	9,220

Gross profit	6,190	5,801

Operating expenses:
Research and development	1,231	1,256
Selling, general and administrative	3,009	2,834
Terminated acquisition costs	—	538

Total operating expenses	4,240	4,628

Operating income	1,950	1,173

Other income (expense):
Interest expense	(15)	(150)
Other, net	3	8

Total other expense	(12)	(142)

Income before provision for income taxes	1,938	1,031

Provision for income taxes	623	317

Net income	$1,315	$714

Net income per common share:
Basic earnings per share	$0.11	$0.06
Diluted earnings per share	$0.10	$0.06

Weighted average common shares outstanding:
Basic	12,369	11,785
Diluted	12,677	12,013

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2003	2002

Cash flows from operating activities:
Net income	$1,315	$714
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	231	242
Loss from disposal of equipment	14	-
Deferred income taxes	548	317
Deferred compensation	7	7
Changes in operating items:
Accounts receivable	1,665	(901)
Inventories	(927)	267
Prepaid expenses	(144)	(150)
Accounts payable and accrued liabilities	(1,131)	718

Net cash provided by operating activities	1,578	1,214

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(167)	(431)

Net cash used in investing activities	(167)	(431)

Cash flows from financing activities:
Payments on notes payable, bank	—	(1,500)
Payments of deferred financing costs	—	(50)
Proceeds from issuance of common stock	56	20

Net cash provided by (used in) financing activities	56	(1,530)

Net increase (decrease) in cash and cash equivalents	1,467	(747)

Cash and cash equivalents, beginning of period	2,511	3,586

Cash and cash equivalents, end of period	$3,978	$2,839

FARGO ELECTRONICS, INC.

SUPPLEMENTAL SALES INFORMATION

(In thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended March 31,
	2003	2002
Equipment	$5,827	$6,621
Supplies	9,652	8,400

Total Sales	$15,479	$15,021

Sales by Geographic Region

	Three Months Ended March 31,
	2003	2002
U.S.	$8,913	$9,239
International	6,566	5,782

Total Sales	$15,479	$15,021